EXHIBIT 10.2

EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”) is entered into by and between Mitchell S. Felder, an individual residing in Pennsylvania (the “Employee”), and Premier Biomedical, Inc., a Nevada corporation (the “Company”), effective this 28th day of September, 2012, (the “Effective Date”).

WHEREAS, the Company wishes to employ Employee in the capacity of Chairman of the Board of Directors and Chairman of the Scientific Advisory Board.  The duties of the Employee, among others, shall include the performance of all of the duties typical of the office held, those described in the bylaws of the Company, and such other duties and projects as may be assigned by the Company or the Board of Directors.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Employee agree as follows:

1.	Engagement

The Company hereby engages Employee to provide his services as its Chairman of the Board of Directors and Chairman of the Scientific Advisory Board.  In this role, Employee will be expected to lead the development of the business through acquisitions and their successful integration; organic development of existing businesses; the creation and deployment of new technologies; the successful creation of a management team; participation in all efforts to raise funding, and the overall goal to increase the value of the Company.  Employee’s duties may be reasonably modified at the Company’s discretion from time to time.  Employee shall devote his entire productive time, ability and attention to the business of the Company and shall perform all duties in a professional, ethical and businesslike manner.  Employee will not, during the term of this Agreement, directly or indirectly engage in any other business, either as an employee, employer, consultant, principal, officer, director, advisor, or in any other capacity, either with or without compensation, without the prior written consent of Company.  Notwithstanding the above, the Company acknowledges that the Employee has or may have interests in other businesses outside of the Company and that these may occupy no more than the equivalent of four (4) days of his time per month.  The Company understands and accepts that the interests of the Employee in other businesses are not in conflict with those of the Company.  Collectively, the Employee’s duties are referred to herein as the “Services.”

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2.	Compensation

Compensation to Employee for the Services provided pursuant to this Agreement shall consist of the following:

A. Annual Compensation.  As compensation for the Services, the Company will pay Employee an annual salary of One Hundred Fifty Thousand Dollars ($150,000) (the “Compensation”).

B. Waiver of Compensation.  Employee hereby waives (but does not accrue) the Compensation until the Triggering Event as described in 2(c) below (the “Waiver Period”).  In place of the Compensation, the Company will issue a Common Stock Purchase Warrant (the “Warrant Agreement”), a copy of which is attached hereto as Exhibit A.  Under the Warrant Agreement, Employee will receive a maximum of One Hundred Five Thousand (105,000) warrants to purchase common stock of the Company as provided for in the Warrant Agreement.

C. Triggering Event for Compensation and/or Warrant Agreement.  The Company will not be obligated to pay the Compensation and the exercise of the warrants under the Warrant Agreement cannot occur unless and until the Company’s common stock reaches a bid price of Three Dollars ($3.00) per share and remains at or above Three Dollars ($3.00) per share for thirty (30) consecutive trading days on any and all markets or exchanges which the Company’s common stock is traded (the “Triggering Event”).

3.	At-Will Employment.

The Company hereby employs Employee and Employee hereby accepts employment with the Company on an at-will basis, with both the Company and Employee able to terminate the employment relationship at any time, with or without cause.  This at-will status can only be changed by a writing signed by the Company’s President or Chief Executive Officer and approved by the Company’s Board of Directors.

4.	Indemnification

Employee shall not be liable to the Company or any of its shareholders, and the Company shall indemnify and hold Employee harmless from and against all demands, claims, actions, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties and attorneys’ fees and expenses asserted against or imposed or incurred by him, and to pay related attorneys’ fees incurred by Employee by reason of or resulting from litigation to which Employee is named a party defendant relating in any way to any action or omission by Employee, in the course of or connected with rendering the Services, including but not limited to losses that may be sustained in any corporate act undertaken by the Company as a result of advice provided by Employee (“Indemnification”). This covenant is provided by the Company as an inducement for Employee to enter into this Agreement. Excluded from Indemnification under this Agreement are actions, litigation or otherwise, brought against the Employee the basis of which is the Employee’s willful acts or omissions or breach of the Employee’s fiduciary duty or fraud, or such other action that may be against public policy for the Company to waive, release or indemnify against.

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5.	Costs and Expenses

All third party and out-of-pocket expenses incurred by Employee in the performance of the Services shall be paid by the Company, or if paid by Employee on behalf of the Company then reimbursed by the Company.  Reimbursement of costs and expenses shall be made within ten (10) days of receipt by the Company of Employee’s written request for reimbursement; provided, however, that the Company must approve in advance all such expenses in the aggregate in excess of $500 in any one (1) month.  All expenses claims must follow the Company’s policies and procedures for Expenses a copy of which has been provided to the Employee.

6.	Place of Services

Unless otherwise mutually agreed by Employee and the Company, the Services provided by Employee hereunder will be performed at the offices of the Company, or, at such other location as may be required, in the Company’s sole discretion, to perform the Services.

7.	Termination

A. Termination At Will.  Employee’s employment hereunder is at-will and may be terminated by either the Company or Employee at any time for any reason, with or without cause.  This Agreement may be terminated as described in Section 3, above.

B. Termination Upon Death.  Employee’s employment hereunder shall terminate upon his death, in which event the Company shall pay to such person as the Employee shall have designated in a written notice filed with the Company, or if no such person shall have been designated to his estate, all salary, amounts due under any benefit plan and profit sharing plans, and reimbursement of business expenses through the date of termination and for a period of two (2) years thereafter (the “Estate Compensation”).  Company shall not be obligated to pay the Estate Compensation unless the Triggering Event is satisfied.

C. Termination Upon Disability.  If, as a result of a permanent mental or physical disability, Employee shall have been absent from his duties hereunder for a period of six (6) consecutive months, (“Disability”) and, within thirty (30) days after the Company notifies Employee in writing that it intends to replace him, (which notice can be given at the end of the fifth month during such six-month period), Employee shall not have returned to the complete performance of his duties, the Company shall be entitled to terminate Employee’s employment.  In addition, Employee shall, upon his Disability, have the right to terminate his employment with the Company.  If such employment is terminated (whether by the Company or Employee) as a result of Employee’s Disability, then the Company shall pay, if applicable, to Employee all salary, amounts due under benefit plans and profit sharing plans, and reimbursement of business expenses, through the date of termination and for a period of two (2) years thereafter (the “Disability Compensation”).  Company shall not be obligated to pay the Disability Compensation unless the Triggering Event is satisfied.

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D. Termination for Cause.  The Company shall be entitled to terminate Employee’s employment for Cause, in which event Employee shall be entitled, if applicable, to all salary, amounts due under benefit plans and profit sharing plans, and reimbursement of business expenses, through the date of termination.  For purposes of this Agreement, “Cause” shall mean (i) the conviction of Employee of a felony, (ii) the commission by Employee of an act of fraud or embezzlement involving assets of the Company or its customers, suppliers or affiliates, (iii) a willful breach or habitual neglect of Employee’s duties which he is required to perform under the terms of his employment and which causes material harm to the Company, (iv) refusal to timely produce any and all documentation related to the Company’s business to the Board of Directors upon request therefore, which refusal causes material harm to the Company; or (v) gross misconduct or gross negligence in connection with the business of the Company or an affiliate which has a material adverse effect on the Company and any of its subsidiaries. Notwithstanding the foregoing, Employee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to Employee a notice of termination which specifies the grounds for termination and a statement of supporting facts.

E. Termination without Cause.  Employee’s employment may be terminated by the Company without Cause at any time and without prior notice to Employee.  Upon the termination of Employee’s employment without Cause, Employee shall be entitled to all salary, amounts due under benefit plans and profit sharing plans, and reimbursement expenses, through the date of termination and for a period of two (2) years thereafter (the “Severance Compensation”).  Company shall not be obligated to pay the Severance Compensation unless the Triggering Event is satisfied.

F. Return of Documents.  Upon the termination of Employee’s employment with the Company for any reason, Employee shall promptly deliver to the Company all correspondence, manuals, orders, letters, notes, notebooks, reports, programs, proposals, appraisal documents, agreements, and any documents and copies concerning the Company’s customers or concerning products or processes used by the Company and, without limiting the foregoing, will promptly deliver to the Company any and all other documents or material containing or constituting a trade secret or confidential information.

8.	Representations and Warranties of the Company

The Company represents and warrants to Employee that:

A. Corporate Existence.  The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, with power to own property and carry on its business as it is now being conducted.

B. No Conflict.  This Agreement has been duly executed by the Company and the execution and performance of this Agreement will not violate, or result in a breach of, or constitute a default in any agreement, instrument, judgment, decree or order to which the Company is a party or to which the Company is subject, nor will such execution and performance constitute a violation or conflict of any fiduciary duty to which the Company is subject.

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C. Full Disclosure.  The information concerning the Company provided to Employee pursuant to this Agreement is, to the best of the Company’s knowledge and belief, complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. Further, information regarding the Company’s financial condition, historical share prices and trading volume, and corporate history can be found at www.otcmarkets.com.

D. Date of Representations and Warranties.  Each of the representations and warranties of the Company set forth in this Agreement is true and correct at and as of the date of execution of this Agreement.

9.	Miscellaneous

A. Authority.  Employee and those executing this Agreement on behalf of the Company represent that they are duly authorized to do so, and that each has taken all requisite action required by law or otherwise to properly allow such signatories to execute this Agreement.

B. Subsequent Events.  Employee and the Company each agree to notify the other parties if, subsequent to the date of this Agreement, one of the parties incurs obligations which could compromise its efforts and obligations under this Agreement.

C. Amendment.  This Agreement may be amended or modified at any time and in any manner only by an instrument in writing executed by the parties hereto.

D. Further Actions and Assurances.  At any time and from time to time, each party hereto agrees, at its expense, to take such action and to execute and deliver documents as may be reasonably requested or necessary to effectuate the purposes of this Agreement.

E. Waiver.  Any failure of any party to this Agreement to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.  The failure of any party to this Agreement to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision or a waiver of the right of such party thereafter to enforce each and every such provision.  No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

F. Assignment.  Neither this Agreement nor any right created by it shall be assignable by any party hereto without the prior written consent of the other parties.

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G. Notices.  Any notice or other communication required or permitted by this Agreement must be in writing and shall be deemed to be properly given when delivered in person to an officer of the other party when deposited for transmittal by certified or registered mail, postage prepaid, or when sent by facsimile, email or other electronic transmission with proof of delivery, addressed as follows:

To the Company:	Premier Biomedical, Inc. 10805 Fallen Leaf Lane Port Richey, FL 34668

With Copy to:	The Lebrecht Group, APLC
Attn: Brian Lebrecht, Esq.
406 W. South Jordan Parkway, Suite 106 South Jordan, UT 84095 Facsimile: (801) 983-4958

To Employee:	Mitchell S. Felder 4011 Alabama Street, Apt. 6107 El Paso, TX 79930 Facsimile: _________________

or to such other person or address designated in writing subsequent to the date hereof by the Company or Employee to receive notices.

H. Headings.  The sections and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

I. Governing Law/Venue.  This Agreement shall be governed by and construed in accordance with the laws of the State of Pennsylvania.  Any legal action, suit, arbitration, or proceeding arising from or relating to this Agreement shall be brought and maintained in the appropriate court or arbitrator located in and with jurisdiction over Mercer County, Pennsylvania and the parties hereby submit to the jurisdiction thereof.

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J. Termination of Any Prior Agreements.  Effective the date hereof all rights of the Company and Employee related to any other agreement entered into between the Company and Employee prior to the Effective Date hereof, whether written or oral, is hereby terminated.

K. Time is of the Essence.  Time is of the essence of this Agreement and of each and every provision hereof.

L. Binding Effect.  This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors, and assigns.

M. Entire Agreement.  This Agreement contains the entire agreement between the parties hereto and supersedes any and all prior agreements, arrangements, or understandings between the parties relating to the subject matter of this Agreement.  No oral understandings, statements, promises, or inducements contrary to the terms of this Agreement exist.  No representations, warranties, covenants, or conditions, express or implied, other than as set forth herein, have been made by any party.

N. Severability.  If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

O. Counterparts: Facsimile. An original of this Agreement may be executed simultaneously in three or more executed facsimile, telecopy or other electronic reproductive counterparts, each of which shall be deemed an original, or facsimile, telecopy or other electronic reproductive counterparts, shall constitute one and the same instrument, and delivery of such shall be considered valid, binding and effective for all purposes.  At the request of any party hereto, all parties agree to execute an original of this instrument as well as any facsimile, telecopy or other reproduction hereof.

P. Consolidation or Merger.  Subject to the provisions hereof, in the event of a sale of the stock, or substantially all of the stock of the Company, or consolidation or merger of the Company with or into another corporation or entity, or the sale of substantially all of the operating assets of the Company to another corporation, entity or individual, the Company’s rights and obligations under this Agreement to its successor-in-interest shall be deemed to have acquired and assumed by such successor-in-interest; provided, however, that in no event shall the duties and services of Employee  provided for herein, or the responsibilities, authority or powers commensurate therewith, change in any material respect as a result of such sale of stock, consolidation, merger or sale of assets.

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IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the Effective Date.

“Company”	“Employee”

Premier Biomedical, Inc., a Nevada corporation

/s/ William A. Hartman	/s/ Mitchell S. Felder
By: William A. Hartman	Mitchell S. Felder
Its:President and Chief Executive Officer

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Exhibit A
Warrant Agreement

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